UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017

The Simply Good Foods Company

(Exact name of registrant as specified in its charter)

Delaware	333-217244	82-1038121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1050 17th Street, Suite 1500 Denver, CO	80265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 633-2840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging Growth Company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

Commencing on July 21, 2017, The Simply Good Foods Company (the “Company”) began executing agreements reflecting the terms of previously granted equity awards made pursuant to the Company’s 2017 Omnibus Incentive Plan. In total, the Company granted options to purchase 2,700,400 shares of common stock and 65,845 Restricted Stock Units. The exercise price of the options are $12.00 per share. The awards vest over three years, with one-third of the awards vesting each year. To the extent the execution of the award agreements were a “sale” under the Securities Act of 1933, as amended (the “Act”), such awards were issued pursuant to Section 4(a)(2) of the Act. All of the awards were made to employees of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2017

THE SIMPLY GOOD FOODS COMPANY

By:	/s/ Annita M. Menogan
Name: Annita M. Menogan
Title: Vice President, General Counsel and Secretary

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